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                                                                 EXHIBIT 21.01

                            MEDIA ARTS GROUP, INC.


                             LIST OF SUBSIDIARIES

                                        Jurisdiction of         Ownership
     Name of subsidiary                 Incorporation           percentage
---------------------------------       -------------           ----------
Thomas Kinkade Stores, Inc.             USA (California)           100%
MAGI Entertainment Products, Inc.       USA (California)           100%
MAGI Sales, Inc.                        USA (California)           100%